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                                                                    Exhibit 99.1

NEWS FROM ...ADM TRONICS UNLIMITED, INC.
224-S Pegasus Avenue, Northvale, New Jersey 07647 - 201-767-6040 - Fax:
201-784-0620

FOR IMMEDIATE RELEASE!
DATE:       FEBRUARY 11, 2005
CONTACT:    ANDRE' DIMINO   201-767-6040, ANDRE@ADMTRONICS.COM
            BEVERLY JEDYNAK, PRESIDENT, MARTIN E. JANIS & COMPANY, INC.,
            312-943-1100 EXT. 12, BJEDYNAL@JANISPR.COM
            CONSTANCE ST. JOHN, THE ST. JOHN GROUP, 415-454-2243,
            CONSTJOHN@AOL.COM

    ADM TRONICS UNLIMITED, INC. ANNOUNCES PROPOSED INITIAL PUBLIC OFFERING OF
                            IVIVI TECHNOLOGIES, INC.

Northvale, NJ -ADM Tronics Unlimited, Inc. (OTCBB: ADMT) announced today that Ivivi Technologies, Inc., a subsidiary of ADM Tronics, filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission relating to a proposed underwritten initial public offering of shares of its common stock, no par value. The shares are to be offered by Maxim Group LLC, as managing underwriter.

This offering of common stock will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from Maxim Group, LLC, 405 Lexington Avenue, New York, NY 10022.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ADM TRONICS UNLIMITED, INC.

ADMT is a technology-based developer and manufacturer of diversified lines of products in three segments - therapeutic non-invasive electronic medical devices, environmentally safe chemical products and topical dermatological products.

IVIVI TECHNOLOGIES, INC.

Ivivi Technologies is an early-stage medical technology company focusing on designing, manufacturing and commercializing its proprietary electrotherapeutic technologies for the non-invasive treatment of a wide array of acute and chronic disorders of soft tissue. Ivivi's proprietary technologies and research are targeted at the wound, plastic surgery, pain and related markets.

Except for historical information contained herein, the matters set forth in this news release are "forward looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Although ADM Tronics Unlimited, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from ADM Tronics Unlimited, Inc.'s expectations. Factors that could contribute to such differences include those identified in ADM Tronics Unlimited, Inc.'s 10-KSB for the fiscal year ended March 31, 2004, the Registration Statement on Form SB-2 filed by Ivivi and those described from time to time in ADM Tronics Unlimited, Inc.'s other fillings with the Securities and Exchange Commission, news releases and other communications.



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